Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

for Tender of

Shares of

8% Series A Cumulative Preferred Stock

(CUSIP No. 20676Y205)

and

10% Series B Cumulative Preferred Stock

(CUSIP No. 20676Y304)

of

CONDOR HOSPITALITY TRUST, INC.

Pursuant to the Offer to Exchange dated August 6, 2015

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 9, 2015, UNLESS EXTENDED OR EARLIER TERMINATED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED IS REFERRED TO AS THE “EXPIRATION DATE”). YOU MAY WITHDRAW YOUR TENDER AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Exchange Offer (as defined below) (a) if certificates representing shares of 8% Series A Cumulative Preferred Stock (the “Series A Preferred Stock”) and 10% Series B Cumulative Preferred Stock (the “Series B Preferred Stock”) (the Series A Preferred Stock and Series B Preferred Stock are referred to hereinafter as the “Preferred Stock”) are not immediately available, or (b) if the procedures for book-entry transfer cannot be completed on a timely basis, or (c) if time will not permit all required documents to reach the Exchange Agent as soon as possible and, in any event, prior to the Expiration Date (as defined below). This Notice of Guaranteed Delivery may be delivered by hand, transmitted by telegram, telex, facsimile transmission or mailed to the Exchange Agent. See “The Exchange Offer—Procedures for Tendering Shares of Preferred Stock—Guaranteed Delivery” in the Offer to Exchange.

The exchange agent (the “Exchange Agent”) for the Exchange Offer is:

American Stock Transfer & Trust Company, LLC

By Mail:	By Hand-Delivery, Express Mail, Courier or Other Expedited Service:
American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

For assistance call: (877) 248-6417 or (718) 921-8317

By Facsimile Transmission: (718) 234-5001

Delivery of this Notice of Guaranteed Delivery to an address or via a facsimile other than to the Exchange Agent as set forth above, or transmission of instructions via a facsimile transmission other than as set forth above, will not constitute a valid delivery to the Exchange Agent.

The Information Agent for the Exchange Offer is:

D.F. King & Co., Inc.

48 Wall Street —22nd Floor

New York, New York 10005

For assistance call: (800) 821-8780

Banks and Brokerage Firms please call: (212) 493-3910

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined below) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal (the “Letter of Transmittal”).

An Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal or an Agent’s Message (as defined in the Offer to Exchange under “The Exchange Offer—Procedures for Tendering Shares of Preferred Stock—Tender of Shares of Preferred Stock Held Through DTC”) and shares of Preferred Stock to the Exchange Agent within the time period specified herein. Failure to do so could result in financial loss to the Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to Condor Hospitality Trust, Inc., upon the terms and subject to the conditions set forth in the Offer to Exchange dated August 6, 2015 (the “Offer to Exchange”), the Letter of Transmittal (which together with the Offer to Exchange, as they may be amended or supplemented from time to time, constitute the “Exchange Offer”), receipt of which is hereby acknowledged, and accepts the Exchange Offer in accordance with its terms in respect of the number of shares of Preferred Stock specified below pursuant to the guaranteed delivery procedure described under “The Exchange Offer—Procedures for Tendering Shares of Preferred Stock—Guaranteed Delivery” in the Offer to Exchange.

Series A Preferred Stock
Certificate Number(s) (if available):	Name of Record Holder(s):

Aggregate Number of Shares Represented by Certificates):
Please Type or Print Address(es) with Zip Code:
Aggregate Number of Shares Tendered:

Please check box if the shares of Series A Preferred Stock will be tendered by book-entry transfer: ☐

DTC Account No.:	Area Code and Telephone Number(s):

Date:
Signature(s) of Holder(s):

Series B Preferred Stock
Certificate Number(s) (if available):	Name of Record Holder(s):

Aggregate Number of Shares Represented by Certificates):
Please Type or Print Address(es) with Zip Code:
Aggregate Number of Shares Tendered:

Please check box if the shares of Series B Preferred Stock will be tendered by book-entry transfer: ☐
Area Code and Telephone Number(s):
DTC Account No.:

Date:	Signature(s) of Holder(s):

The Notice of Guaranteed Delivery must be signed by the holder(s) exactly as their name(s) appear(s) on certificates for shares of Preferred Stock or on a security position listing as the owner of shares of Preferred Stock, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, that person must provide the following information.

Please print name(s) and address(es) Name(s): Capacity: Address(es):

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm which is a member of the Medallion Signature Guarantee Program, or any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”), guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either certificates for shares of Preferred Stock tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such shares of Preferred Stock in the Exchange Agent’s account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent’s Message in the case of a book-entry transfer, and any other required documents, all by 5:00 p.m., New York City time, on the third NASDAQ business day following the date hereof.

Name of Firm:	Authorized Signature:

Title:

Address:	Name:
Please Type or Print

Zip Code:	Date:

Area Code and Telephone Number(s):

DO NOT SEND CERTIFICATES FOR SHARES OF PREFERRED STOCK WITH THIS NOTICE OF GUARANTEED DELIVERY. SUCH CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth in this Notice of Guaranteed Delivery before the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder of shares of Preferred Stock, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, we recommend registered mail with return receipt requested, properly insured. As an alternative to delivery by mail, the holders may wish to use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see the Offer to Exchange and Instruction 1 of the Letter of Transmittal.

2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the shares of Preferred Stock referred to in this Notice of Guaranteed Delivery, the signatures must correspond with the name(s) written on the face of the certificates for shares of Preferred Stock without alteration, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of DTC whose name appears on a security position listing as the owner of the shares of Preferred Stock, the signature must correspond with the name shown on the security position listing as the owner of the shares of Preferred Stock.

If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any shares of Preferred Stock listed or a participant of DTC whose name appears on a security position listing as the owner of the shares of Preferred Stock, this Notice of Guaranteed Delivery must be accompanied by appropriate stock powers, signed as the names(s) of the registered holder(s) appear(s) on the shares of Preferred Stock or signed as the name of the participant is shown on DTC’s security position listing.

If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing and submit with the Notice of Guaranteed Delivery evidence satisfactory to the Company of the person’s authority to so act.

3. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Offer to Exchange, the Letter of Transmittal or this Notice of Guaranteed Delivery may be directed to the Information Agent at the address specified in this Notice of Guaranteed Delivery and in the Offer to Exchange. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

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